REVOCABLE PROXY

                                BALTIMORE BANCORP
                     THIS PROXY IS SOLICITED BY THE BOARD

      The undersigned stockholder of Baltimore Bancorp (the "Company") hereby authorizes Barry B. Bondroff, Bruce H. Hoffman, Dennis F. Rasmussen, and each of them, with full power of substitution, to vote and otherwise represent all the shares of Common Stock of the Company held of record by the undersigned at the 1994 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Omni Inner Harbor Hotel, 101
West Fayette Street, Baltimore, Maryland 21201, on April 27, 1994 at
9:00 a.m., and any adjournments thereof.

      This proxy, when properly completed, will be voted in the manner directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE BOARD'S NOMINEES NAMED IN PROPOSAL 1, FOR THE AMENDMENT TO THE 1992 STOCK OPTION PLAN DESCRIBED IN PROPOSAL 2, AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD AS TO OTHER MATTERS.

     1. Election of directors.

     For three-year terms: Rose M. Cernak, Edwin F. Hale, Sr.,
     R. Andrew Larkin, Jr., Robert A. Pascal and G. Gregory Russell.

     -- FOR all nominees listed above      -- WITHHOLD AUTHORITY to vote for
        (except as marked to the contrary     all nominees listed above.
        below).

    (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the space provided below.)

    2. Amendment to 1992 Stock Option Plan as to a grant on October 13, 1993 of an option to purchase 5,000 shares of Common Stock to each nonemployee director of the Company.

                   --  FOR       -- AGAINST    -- ABSTAIN
         (continued and to be dated and signed on the reverse side)


                        (Continued from other side)

    3. Upon such other business as may properly come before the Annual Meeting or any adjournments thereof, as determined by a majority of the Company's Board.

    The undersigned stockholder may revoke this Proxy at any time before it is voted by filing with the Corporate Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby revokes any proxy or proxies heretofore given.


                                    Signature(s) of Stockholder or
                                    Authorized Representative

                                    Date:_________________________
                                    Please date and sign exactly as name
                                    appears hereon. Each executor,
                                    administrator, trustee, guardian,
                                    attorney-in-fact and other fiduciary
                                    should sign and indicate his or her
                                    full title. When stock has been issued
                                    in the name of two or more persons,
                                    all should sign.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

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                                AMENDMENT TO
                           1992 STOCK OPTION PLAN

     Section 4(b) of the 1992 Stock Option Plan (the "Plan") is amended to add an additional sentence after the existing fourth sentence and before the existing fifth sentence of such Section to read as follows:

     Each Non-Employee Director who is serving on the Board on October 13, 1993 shall be granted an Option on that date to purchase 5,000 shares of the Stock.

     The Plan shall otherwise be unchanged by this Amendment.

                               ---------------------

     This Amendment to the Plan was duly adopted and approved by the Board of Directors of Baltimore Bancorp by resolution at a meeting held on the 13th day of October, 1993.
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